AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
               STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC

      This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC, a Delaware limited liability company and registered investment adviser ("Sub-Adviser").

      WHEREAS, the Adviser and the Sub-Adviser entered into an Investment Sub-Advisory Agreement effective as of the 31st day of January 2001, and Amended and Restated effective as of the 1st day of December, 2012 ("Agreement"), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios of JNL Series Trust ("Trust").

      WHEREAS,  pursuant  to the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Advisor a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

      WHEREAS, the Adviser and the Sub-Adviser have agreed to fee reductions for the funds sub-advised by the Sub-Adviser under the Agreement.

      WHEREAS, in order to reflect these fee reductions, Schedule B to the Agreement must be amended.

      NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

      1. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated January 1, 2013, attached hereto.

      IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of November 30, 2012, effective as of January 1, 2013.

JACKSON NATIONAL ASSET                       STANDARD & POOR'S
MANAGEMENT, LLC                              INVESTMENT ADVISORY SERVICES LLC

By:    /s/ Mark D. Nerud                     By:  /s/ W. Charlie Bassignani
    -----------------------------------           ------------------------------

Name: Mark D. Nerud                          Name: W. Charlie Bassignani
      ---------------------------------            -----------------------------

Title:  President and CEO                    Title: President, SPIAS
       --------------------------------             ----------------------------

Date:  November 30, 2012                     Date: 11/14/2012
      ---------------------------------            -----------------------------

                                   SCHEDULE B
                                 JANUARY 1, 2013
                                 (Compensation)

--------------------------------------------------------------------------------
                                      FUNDS
--------------------------------------------------------------------------------
Group 1:
--------------------------------------------------------------------------------
                           JNL/S&P Managed Growth Fund
--------------------------------------------------------------------------------
                        JNL/S&P Managed Conservative Fund
--------------------------------------------------------------------------------
                      JNL/S&P Managed Moderate Growth Fund
--------------------------------------------------------------------------------
                          JNL/S&P Managed Moderate Fund
--------------------------------------------------------------------------------
                     JNL/S&P Managed Aggressive Growth Fund
--------------------------------------------------------------------------------

ASSETS                                                             ANNUAL RATE
--------------------------------------------------------------------------------
Effective January 1, 2013:
--------------------------------------------------------------------------------
$0 to $8 Billion                                                      0.02%
Over $8 Billion                                                       0.01%
--------------------------------------------------------------------------------

THE ASSETS OF THE FUNDS ARE AGGREGATED FOR PURPOSES OF CALCULATING THE SUB-ADVISORY FEE.

--------------------------------------------------------------------------------
Group 2:
--------------------------------------------------------------------------------
                       JNL/S&P Competitive Advantage Fund
--------------------------------------------------------------------------------
                      JNL/S&P Dividend Income & Growth Fund
--------------------------------------------------------------------------------
                          JNL/S&P Intrinsic Value Fund
--------------------------------------------------------------------------------
                            JNL/S&P Total Yield Fund
--------------------------------------------------------------------------------

ASSETS                                                             ANNUAL RATE
--------------------------------------------------------------------------------
Effective January 1, 2013:
--------------------------------------------------------------------------------
$0 to $1Billion                                                       0.08%
Next $2 Billion                                                       0.07%
Over $3 Billion                                                       0.05%
--------------------------------------------------------------------------------

THE ASSETS OF THE FUNDS ARE AGGREGATED FOR PURPOSES OF CALCULATING THE SUB-ADVISORY FEE.

                                       B-1